EXHIBIT 99.3






ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES
PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
DECEMBER 31, 2007


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                                         INDEX TO COMBINED FINANCIAL INFORMATION
                                         ---------------------------------------

COMBINED FINANCIAL STATEMENTS (UNAUDITED):

   Pro Forma Combined Balance Sheet as of December 31, 2007              3
   Pro Forma Combined Statement of Operations for the year ended
     December 31, 2007                                                   4
   Notes to Pro Forma Combined Financial Statements                     5-7
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
ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA COMBINED
BALANCE SHEET
(UNAUDITED)

DECEMBER 31, 2007
----------------------------------------
                                                                           PRO FORMA                        ORBIT
                                              ORBIT           ICS          ADJUSTMENTS                      PRO FORMA
                                           (unaudited)
                                          -------------------------------------------------------------------------------
ASSETS

Current assets:
  Cash and cash equivalents               $  1,634,000   $   1,942,000                                    $ 3,576,000
  Investments in marketable securities       3,997,000                                                      3,997,000
  Accounts receivable, net                   3,982,000         579,000                                      4,561,000
  Inventories                               10,101,000         352,000                                     10,453,000
  Cost and estimated earnings in excess
    of billings on uncompleted contracts                       136,000                                        136,000
  Other current assets                       2,172,000          34,000      $145,000 (a)                      331,000
                                                                          (2,020,000)(b)
  Deferred tax asset                         1,025,000                                                      1,025,000
                                           -----------       ---------     ----------                  --------------

 TOTAL CURRENT ASSETS                       22,911,000       3,043,000    (1,875,000)                      24,079,000

  Property & Equipment, net                    431,000         260,000                                        691,000
  Goodwill                                   6,135,000                     3,499,000 (c)                    9,634,000
  Investment in Subs                         6,598,000                    (6,598,000)(d)
  Intangible assets, net                       769,000                     2,200,000 (c)                    2,969,000
  Other assets                                 623,000          11,000                                        634,000
  Deferred tax asset                         1,678,000                                                      1,678,000
                                          ------------      ----------   -----------                      ------------
           TOTAL ASSETS                   $ 39,145,000     $ 3,314,000   $(2,774,000)                     $39,685,000


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of
    long-term debt                         $1,777,000                                                      $1,777,000
  Note payable - bank                                       $1,997,000   $(1,997,000) (b)
  Accounts payable                          1,288,000          111,000       (15,000) (b)                   1,384,000
  Accrued expenses                          1,330,000           73,000        (8,000) (b)                   1,395,000
  Income taxes payable                         30,000                        132,000  (e)                     162,000
  Deferred income                              85,000          247,000                                        332,000
  Notes payable                               699,000                                                         699,000
  Customer advances                           163,000                                                         163,000
                                            ----------      ----------     ------------                      --------
        TOTAL CURRENT LIABILITIES           5,372,000        2,428,000    (1,888,000)                        5,912,000

  Deferred income                             342,000                                                          342,000
  Deferred tax liability                      595,000                                                          595,000

  Long-term obligations,
    Less current portion                    6,753,000                                                        6,753,000
                                            ----------   -----------       -----------                    -----------

   TOTAL LIABILITIES                       13,062,000      2,428,000      (1,888,000)                       13,602,000

Stockholders' Equity:
  Common stock                                472,000          1,000          (1,000) (f)                      472,000
  Additional paid-in capital               20,766,000                                                       20,766,000
  Unearned compensation
  Accumulated other
    comprehensive loss                        (33,000)                                                         (33,000)
  Retained earnings                         4,878,000        885,000        (885,000) (f)                    4,878,000
                                          ----------       ---------        ------------                    ----------
    STOCKHOLDERS' EQUITY                   26,083,000        886,000        (886,000)                       26,083,000

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                $39,145,000     $3,314,000      $(2,774,000)                     $39,685,000

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See Notes to Unaudited Pro Forma Combined Financial Information

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ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES PRO FORMA COMBINED

STATEMENT OF OPERATIONS
(unaudited)

YEAR ENDED DECEMBER 31, 2007
----------------------------------

                                                                     PRO FORMA             ORBIT
                                    ORBIT              ICS           ADJUSTMENTS          PRO FORMA
                                    ------------       --------      -----------          -------------
                                   (unaudited)
Net sales                         $25,885,000       $ 5,865,000      $(490,000) (g)      $31,260,000

Cost of sales                      14,659,000         2,914,000       (490,000) (g)       17,083,000
                                  -----------      ------------       ----------        -------------
Gross profit                       11,226,000         2,951,000                           14,177,000

Selling, general and
  administrative expenses           8,729,000         1,546,000        168,000  (h)       10,710,000
                                                                       267,000  (j)
                                  -----------         ---------        -----------        ---------
Income from operations              2,497,000         1,405,000       (435,000)            3,467,000

Interest expense                      332,000           151,000        283,000  (i)          615,000
                                                                      (151,000) (l)
Investment and other income, net     (447,000)          (55,000)                            (502,000)
                                  ------------         ---------       ------------       ------------

Income before income tax provision  2,612,000          1,309,000      (567,000)            3,354,000

Income tax provision                   30,000             12,000       132,000  (e)          250,000
                                                                        76,000  (k)
                                   -----------       -----------      ----------         ------------
Net income                         $2,582,000         $1,297,000     $(775,000)            $3,104,000


Net income per common share:

    Basic                           $     .59                                            $        .69
                                    =========                                            =============
    Diluted                         $     .55                                            $        .65
                                    =========                                            =============


Weighted average number of shares
 outstanding:

    Basic                           4,404,000                                               4,519,000
                                    =========                                               ==========
    Diluted                         4,680,000                                               4,795,000
                                    =========                                              ===========

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See Notes to Unaudited Pro Forma Combined Financial Information

                                      ORBIT INTERNATIONAL CORP. AND SUBSIDIARIES

                               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION
                               -------------------------------------------------
                                                                     (UNAUDITED)

  1.  BASIS OF PRESENTATION:
     On December 31, 2007, pursuant to a Stock Purchase Agreement ("SPA"), Orbit International Corp. ("Orbit") acquired all of the issued and outstanding capital stock of Integrated Consulting Services, Inc. ("ICS"). The purchase price was approximately $6.6 million consisting of $5.4 million in cash, of which $4.5 million was funded by a term loan, approximately 120,000 shares of Orbit stock valued at approximately $1.0 million and approximately $203,000 of direct costs related to the purchase of ICS, all of which are included in the historical Orbit column on the accompanying pro forma combined balance sheet. Additionally, there is a contingent earn out of $1.0 million payable over the next three years based on ICS's ability to attain certain revenue levels over the three years. Orbit plans to keep ICS's operations in Louisville, Kentucky and ICS has become part of Orbit's electronics segment.

     The unaudited pro forma combined balance sheet reflects the acquisition of ICS as of December 31, 2007. The unaudited pro forma combined statement of operations for the year ended December 31, 2007 reflects the acquisition of ICS as if it had taken place at the beginning of the fiscal period presented.

     The pro forma statement of operations is for illustrative purposes only and should be read in conjunction with the separate historical financial statements of Orbit(unaudited) and ICS, and the notes thereto and with the accompanying notes to the pro  forma  statements.  The  pro  forma  statement  of operations  may  not be
indicative of either future results of operations or the results that would have actually occurred if the acquisition had been consummated on January 1, 2007. The pro forma statements are based upon currently available information and upon certain assumptions that Orbit believes are reasonable under the circumstances.

     The acquisition was accounted for as a purchase pursuant to the provisions of SFAS No. 141, Business Combinations. Goodwill was recognized for the portion of the purchase price that exceeded the fair value of the net assets acquired and the liabilities assumed.


2.   PROFORMA ADJUSTMENTS

     The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

     Balance  sheet  adjustments:
     ---------------------------

     (a) To record amount due from ICS sellers to satisfy the $750,000 working capital requirement to be delivered by ICS per the stock purchase agreement.

     (b) To eliminate Orbit's intercompany receivable and ICS's intercompany payable due to Orbit's payment of ICS's note payable-bank.

     (c) To record intangible assets and goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed. The total purchase price of approximately $6,598,000 has been allocated as follows:


     Tangible  assets  and  liabilities:

      Cash                                     $1,942,000
      Accounts receivable                         579,000
      Inventory                                   352,000
      Other current assets                        315,000
      Property and equipment                      260,000
      Other long term assets                       11,000
      Accounts payable                           (111,000)
      Note payable                             (1,997,000)
      Accrued expenses                            (73,000)
      Income tax payable                         (132,000)
      Deferred income                            (247,000)
                                               -----------

     Total net tangible assets and liabilities    899,000

      Amortizable intangible assets:
      Customer relationships                    2,000,000
      Non-compete agreement                       100,000
       Contract Backlog                           100,000
                                              -----------
     Total amortizable intangible assets        2,200,000

     Goodwill                                   3,499,000
                                              -----------

     Total purchase price                      $6,598,000
                                               ==========

     (d) To eliminate Orbit's investment in ICS at December 31, 2007.
This acquisition was effective on December 31, 2007 but the accounts of ICS were not consolidated in the historical unaudited Orbit column of the pro forma combined balance sheet.

     (e) To record income tax payable and income tax expense to be paid by Orbit on capital gain tax resulting from the sale of ICS as per the stock purchase agreement.

     (f) To eliminate the pre-acquisition equity balances of ICS.

     Statement  of  operations  adjustments:
     ---------------------------------------

     (g)  To  eliminate  intercompany  sales  and  purchases.

     (h) To adjust Orbit's officer bonus compensation for the addition of ICS pre-tax income and to record ICS officer bonus on ICS pre-tax income.

     (i) To record interest expense on the term loan to fund the acquisition of ICS. The acquisition was funded by a five year $4,500,000 term loan with principal payments based on a seven year amortization schedule. The interest rate on the loan is the one month London Inter-bank offer rate(LIBOR) plus an applicable percentage based on a ratio of funded debt to EBIDTA. The additional percentage ranges from 1.00% to 1.75%.
A .125% variance in the interest rate would result in a change in pro forma interest expense of $5,000.

     (j) To record amortization expense related to intangible assets. The intangible assets, amounts and their economic lives are comprised of the following: Customer relationships-$2,000,000-15 years, Contract backlog $100,000-1 year, and Non-compete agreement-$100,000- 3 years.
  2.  PROFORMA  ADJUSTMENTS:

     (k) To record additional state tax due for the change from S-Corp status to
C-     Corp  status  at  the  statutory  tax  rate.

     (l) To reverse interest expense incurred by ICS on note payable, as a result of Orbit payoff of note to ICS' lender on December 31, 2007.